SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2015

MARTHA STEWART LIVING OMNIMEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15395	52-2187059
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

601 West 26th Street New York, NY		10001
(Address of principal executive offices)		(Zip Code)

(212) 827-8000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On December 4, 2015, SQBG, Inc. (formerly known as Sequential Brands Group, Inc.) (“Old Sequential”) and Martha Stewart Living Omnimedia, Inc. (the “Company” or “MSLO”), consummated the transactions contemplated by the Agreement and Plan of Merger, dated as of June 22, 2015, as amended, by and among Sequential Brands Group Inc. (formerly known as Singer Madeline Holdings, Inc.) (“New Sequential”), Old Sequential, MSLO, Singer Merger Sub, Inc. and Madeline Merger Sub, Inc., as amended (the “Merger Agreement”). Effective on December 4, 2015 as of the effective time under the Merger Agreement (the “Effective Time”), Singer Merger Sub, Inc. and Madeline Merger Sub, Inc., each wholly-owned subsidiaries of New Sequential, merged with and into Old Sequential and MSLO, respectively, with Old Sequential and MSLO surviving the mergers as a wholly owned subsidiaries of New Sequential (the “Mergers”), in accordance with the Merger Agreement. The Mergers were approved by the stockholders of MSLO at a special meeting of the MSLO stockholders on December 2, 2015 and by a majority of Old Sequential’s stockholders on June 22, 2015. As a result of the Mergers, New Sequential became the ultimate parent of Old Sequential, MSLO and their respective subsidiaries. Additionally, MSLO and Old Sequential will cease to be publicly traded companies, with New Sequential succeeding as a publicly traded company as the successor issuer to both Old Sequential and MSLO pursuant to Rule 12g-3(c) of the Securities Exchange Act of 1934, as amended.

The description of the Merger Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Upon the completion of the Mergers, and subject to each stockholder’s election and proration as set forth in the Merger Agreement, each issued and outstanding share of common stock of MSLO was converted into the right to receive either $6.15 in cash, 0.6958 shares of common stock of New Sequential (together with cash in lieu of fractional shares) or a combination thereof . As a result, MSLO shareholders will receive in the aggregate approximately 20,017,575 shares of common stock of New Sequential and $176,681,757.15 in cash.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 2, 2015, MSLO held a Special Meeting of Stockholders (the “Special Meeting”) to consider three proposals related to the Merger Agreement. MSLO’s stockholders considered and a majority approved (1) the adoption of the Merger Agreement; and (2) on an advisory basis, certain compensation that may be paid to the MSLO’s named executive officers in connection with the consummation of the transactions contemplated by the Merger Agreement.

Stockholders representing at least 50% in voting power of the MSLO’s outstanding common stock not owned, directly or indirectly, by Martha Stewart and her affiliates, also voted to approve and adopt the Merger Agreement.

As MSLO received the requisite approval from its stockholders to approve the Merger Agreement, stockholders did not consider and vote on the proposal to adjourn the Special Meeting to solicit additional proxies. As none of the matters voted on at the Special Meeting were of a routine nature, broker non-votes were not applicable. The final voting results of the stockholder vote at the Special Meeting are set forth below:

Proposal 1: The Adoption of the Merger Agreement

For	Against	Abstain
271,457,331	169,633	43,221

Proposal 3: Advisory (Nonbinding) Vote on Compensation

For	Against	Abstain
269,458,456	2,081,344	130,385

Item 7.01 Regulation FD Disclosure.

On December 4, 2015, MSLO issued a press release announcing the consummation of the transactions described in the Explanatory Note. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, regardless of any general incorporation language in those filings.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press release of Martha Stewart Living Omnimedia, Inc., dated December 4, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTHA STEWART LIVING OMNIMEDIA, INC.

Date: December 4, 2015	By:	/s/ Gary Klein
	Name: Title:	Gary Klein Chief Financial Officer

Exhibit Index

Exhibit	Description
99.1	Press release of Martha Stewart Living Omnimedia, Inc., dated December 4, 2015.